Exhibit 99.1

Microvast Reports 2021 Financial Results

STAFFORD, TX., March 29, 2022 – Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2021 (“Q4 2021” and “FY 2021,” respectively).

“I am proud of our accomplishments in FY 2021. Despite many headwinds, including unprecedented supply chain challenges in the automotive industry that disrupted customer demand for our products, we successfully grew revenue 41% year over year. I look forward to the positive momentum from Q4 2021 continuing into 2022 as we work toward a sustainable future,” said Yang Wu, Microvast’s President and Chief Executive Officer.

Results for FY 2021

Microvast generated revenue of $152.0 million in FY 2021, compared to $107.5 million for the year ended December 31, 2020 (“FY 2020”), an increase of 41%.

Gross loss was $(42.7) million in FY 2021, compared to gross profit of $17.1 million in FY 2020. The change was primarily due to (i) increased product warranty cost discussed in a prior quarter, (ii) increases in material prices since the end of 2020, (iii) disposal of some legacy products at or below their original costs to produce totaling $18.3 million, (iv) $4.3 million of share-based compensation expense we began recognizing based on modified vesting condition after the business combination, and (v) an increase in manufacturing costs due to industry-wide semiconductor shortages, which resulted in a higher manufacturing cost per unit of $17.3 million.

Operating expenses were $157.4 million in FY 2021 compared to $49.2 million in FY 2020. The change in operating expenses was largely due to increased share-based compensation expense following the business combination, as well as increased headcount and research and development initiatives to support the Company’s growth strategy and other expenses related to operating as a public company.

Net loss was $(206.5) million in FY 2021 compared to net loss of $(33.6) million in FY 2020. The change was primarily due to the reduction in gross profit and higher operating expenses described above.

The Company’s backlog on December 31, 2021 was $114.5 million, representing growth of 161% over $43.8 million in backlog at December 31, 2020 and sequential growth of 117% over $52.7 million in backlog at September 30, 2021.

Capital expenditures totaled $87.9 million in FY 2021, compared to $18.6 million in FY 2020. The increase was largely driven by the Company’s investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee.

Microvast ended FY 2021 with $536.1 million in cash, cash equivalents and restricted cash.

Results for Q4 2021

Microvast generated revenue of $66.8 million in Q4 2021, compared to $48.1 million for the quarter ended December 31, 2020 (“Q4 2020”), an increase of 39%.

Gross profit was $1.15 million in Q4 2021, compared to gross profit of $8.7 million in Q4 2020.

Operating expenses were $52.2 million in Q4 2021 compared to $14.6 million in Q4 2020. The change in operating expenses was largely due to $22.6 million in share-based compensation expense as well as increased headcount and other expenditures to support the Company’s growth initiatives and other expenses related to operating as a public company.

Net loss was $46.6 million in Q4 2021 compared to net loss of $4.6 million in Q4 2020. The change was primarily due to the reduction in gross profit and higher operating expenses as described above.

2022 Outlook

Microvast expects revenue for the year ending December 31, 2022 (“FY 2022”) to grow 35% - 45% compared to FY 2021.

In addition, the Company expects revenue for the first quarter ending March 31, 2022 to be between $32 million and $34 million, representing growth of approximately 115% - 128% over $14.9 million for the first quarter ended March 31, 2021.

The Company expects capital expenditures for FY 2022 to be in the range of $300 to $350 million. The Company expects the funds to primarily be used for ongoing manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee, as well as research and development projects at the Company’s facility in Orlando, Florida.

Webcast Information

Company management will host a conference call and webcast on March 29, 2022, at 5:00 p.m. Central Daylight Time, to discuss the Company's financial results. The live webcast and accompanying slideshow presentation will be accessible from the Events & Presentations tab of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (631) 891-4304.

About Microvast

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Sarah Alexander

ir@microvast.com

(346) 309-2562

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) a delay or failure to realize the expected benefits from the business combination; (2) changes in the highly competitive market in which Microvast competes, including with respect to its hiring abilities, competitive landscape, technology evolution or regulatory changes; (3) changes in the markets that Microvast targets; (4) risk that Microvast may not be able to execute its growth strategies or achieve profitability; (5) the risk that Microvast is unable to secure or protect its intellectual property; (6) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (7) the risk that Microvast’s customers will adjust, cancel, or suspend their orders for Microvast’s products; (8) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (9) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (10) the risk that Microvast may not be able to develop and maintain effective internal controls; (11) the outcome of any legal proceedings that may be instituted against Microvast or any of its directors or officers; (12) risks of operations in the People’s Republic of China, (13) risks to operations resulting from the ongoing conflict in Ukraine and (14) the impact of the ongoing COVID-19 pandemic. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. Readers are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Microvast or the date of such information in the case of information from persons other than Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

MICROVAST HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2020	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,496	$480,931
Restricted cash	19,700	55,178
Accounts receivable (net of allowance for doubtful accounts of $5,047 and $5,005 as of December 31, 2020 and 2021, respectively)	76,298	88,717
Notes receivable	20,839	11,144
Inventories, net	44,968	53,424
Prepaid expenses and other current assets	6,022	17,127
Amount due from related parties	-	85
Total Current Assets	189,323	706,606
Property, plant and equipment, net	198,017	253,057
Land use rights, net	14,001	14,008
Acquired intangible assets, net	2,279	1,882
Other non-current assets	890	19,738
Total Assets	$404,510	$995,291

Liabilities
Current liabilities:
Accounts payable	$42,007	$40,408
Advance from customers	2,446	1,526
Accrued expenses and other current liabilities	60,628	58,740
Income tax payables	664	666
Short-term bank borrowings	12,184	13,301
Notes payable	35,782	60,953
Bonds payable	29,915	-
Total Current Liabilities	183,626	175,594
Deposit liability for series B2 convertible preferred shares (“Series B2 Preferred”)	21,792	-
Long-term bonds payable	73,147	73,147
Warrant liability	-	1,105
Share-based compensation liability	-	18,925
Other non-current liabilities	110,597	39,822
Total Liabilities	$389,162	$308,593
Total Mezzanine Equity	$399,950	$-

Total Shareholders’ (Deficit)/Equity	(384,602)	686,698
Total Liabilities, Mezzanine Equity and Shareholders’ (Deficit)/Equity	$404,510	$995,291

MICROVAST HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2020	2021
Revenues	$107,518	$151,976
Cost of revenues	(90,378)	(194,719)
Gross profit / (loss)	17,140	(42,743)
Operating expenses:
General and administrative expenses	(18,849)	(101,632)
Research and development expenses	(16,637)	(34,385)
Selling and marketing expenses	(13,761)	(21,431)
Total operating expenses	(49,247)	(157,448)
Subsidy income	3,000	6,127
Loss from operations	(29,107)	(194,064)
Other income and expenses:
Interest income	571	446
Interest expense	(5,738)	(5,411)
Loss on changes in fair value of Bridge Notes	—	(9,861)
Gain on change in fair value of warrant liability	—	2,469
Other income (expense), net	650	(62)
Loss before provision for income tax	(33,624)	(206,483)
Income tax expense	(1)	—
Net loss	$(33,625)	$(206,483)
Less: Net loss attributable to noncontrolling interest	—	—
Net loss attributable to Microvast Holdings, Inc.	(33,625)	(206,483)
Less: Accretion of Series A1/C1 Preferred	3,897	2,257
Less: Accretion of Series B1/C2 Preferred	8,866	5,132
Less: Accretion of Series EEL/D1 Preferred	18,648	10,708
Less: Accretion for noncontrolling interests	15,927	9,523
Net loss attributable to Common Stock shareholders of Microvast Holdings, Inc.	$(80,963)	$(234,103)
Net loss per share attributable to Common Stock shareholders of Microvast Holdings, Inc.
Basic and diluted	$(0.82)	$(1.26)
Weighted average shares used in calculating net loss per share of common stock:
Basic and diluted	99,028,297	185,896,482

MICROVAST HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,
	2020	2021
Revenues	$48,118	$66,772
Cost of revenues	(39,428)	(65,619)
Gross (loss) / profit	8,690	1,153
Operating expenses:
General and administrative expenses	(6,179)	(33,822)
Research and development expenses	(4,119)	(11,186)
Selling and marketing expenses	(4,297)	(7,189)
Total operating expenses	(14,595)	(52,197)
Subsidy income	2,198	3,451
Loss from operations	(3,707)	(47,593)
Other income and expenses:
Interest income	69	142
Interest expense	(1,504)	(781)
Other income (expense), net	587	(87)
Change in fair value of warrant liability	—	1,356

Loss before provision for income tax	(4,555)	(46,963)
Income tax benefit	4	324
Net loss	$(4,551)	$(46,639)

MICROVAST HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2020	2021
Cash flows from operating activities
Net loss	$(33,625)	$(206,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	207	13
Depreciation of property, plant and equipment	16,097	19,975
Amortization of land use rights and intangible assets	695	738
Share-based compensation	—	82,894
Changes in fair value of warrant liability	—	(2,469)
Changes in fair value of Bridge Notes	—	9,861
(Reversal)/allowance of doubtful accounts	(240)	721
Provision for obsolete inventories	1,343	18,295
Impairment loss from property, plant and equipment	567	2,443
Product warranty	3,477	52,932
Changes in operating assets and liabilities:
Notes receivable	13,940	10,016
Accounts receivable	(3,599)	(11,844)
Inventories	13,611	(25,892)
Prepaid expenses and other current assets	(1,693)	(10,980)
Amount due from/to related parties	1,872	(84)
Other non-current assets	(139)	(2,135)
Notes payable	(1,643)	24,159
Accounts payable	3,818	(2,499)
Advance from customers	(1,395)	(971)
Accrued expenses and other liabilities	2,256	(5,947)
Other non-current liabilities	—	2,218
Income tax payables	7	—
Net cash generated from/(used in) operating activities	15,556	(45,039)

Cash flows from investing activities
Purchases of property, plant and equipment	(18,645)	(87,862)
Proceeds on disposal of property, plant and equipment	13	—
Purchase of short-term investments	(4,635)	—
Proceeds from maturity of short-term investments	5,593	—
Net cash used in investing activities	(17,674)	(87,862)

Cash flows from financing activities
Proceeds from borrowings	17,308	38,926
Repayment of loan	—	—
Repayment of bank borrowings	(17,815)	(37,568)
Loans borrowing from related parties	18,889	8,426
Repayment of related party loans	(18,889)	(8,426)
Cash received from the trust account upon Merger, net of transaction costs	—	222,629
Cash received from Private Investment in Public Equity (“PIPE”) investors upon Merger		482,500
Payment to exited noncontrolling interests	—	(139,038)
Issuance of Bridge Notes	—	57,500

Net cash (used in)/generated from financing activities	(507)	624,949
Effect of exchange rate changes	2,037	2,865
(Decrease) Increase in cash, cash equivalents and restricted cash	(588)	494,913
Cash, cash equivalents and restricted cash at beginning of the period	41,784	41,196
Cash, cash equivalents and restricted cash at end of the period	$41,196	$536,109